Exhibit 10.2

FIFTH AMENDMENT TO

LIMITED LIABILITY COMPANY AGREEMENT OF

STRATEGIC HOTEL FUNDING, L.L.C.

This Fifth Amendment to Limited Liability Company Agreement of Strategic Hotel Funding, L.L.C. (this “Amendment”), dated as of March 1, 2007, is entered into by Strategic Hotels & Resorts, Inc., a Maryland Corporation, as managing member (the “Managing Member”), of Strategic Hotel Funding, L.L.C. (the “Company”), for itself and on behalf of the members of the Company.

WHEREAS, Sections 11.4(c) and Section 14.1(b) of the Limited Liability Company Agreement of the Company (as heretofore amended, the “Operating Agreement”) provide that the Managing Member may amend the Operating Agreement, without the consent of the Non-Managing Members, to reflect the admission, substitution, termination or withdrawal of Members;

WHEREAS, Section 14.1(b)(1) of the Limited Liability Company Agreement of the Company (as heretofore amended, the “Operating Agreement”) provides that the Managing Member may amend the Operating Agreement, without the consent of the Non-Managing Members, to reflect a change that is of an inconsequential nature and does not adversely affect the Non-Managing Members in any material respect;

NOW, THEREFORE, in consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the managing Member hereby amends the Operating Agreement, as follows:

1 The Operating Agreement is hereby amended to add the following sentence to the end of Section 4.2(b):

“The Company irrevocably elects that all Membership Units or other Membership Interests issued to the Managing Member shall constitute a “security” within the meaning of, and governed by, (i) Article 8 of the Uniform Commercial Code of the State of Delaware, and (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.”

2. The Operating Agreement is hereby amended by replacing Exhibit A to the Operating Agreement with Exhibit A attached hereto.

All capitalized terms used in this Amendment and not otherwise defined shall have the meanings assigned in the Operating Agreement.

Except as modified herein, all terms and conditions of the Operating Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first set forth above.

STRATEGIC HOTEL & RESORTS, INC., as Managing Member

/s/ Paula Maggio
By: Paula Maggio Title: Vice President, Secretary and General Counsel

EXHIBIT A

MEMBERS AND MEMBERSHIP INTERESTS

Name	OP Units	Certificated Units	Book Units
Strategic Hotels & Resorts, Inc.	75671906	59225223	16446683
Geller Family Investment Limited	67095	67095	0
Bank of America NA	367	367	0
Bank of America NA Investment	175	175	0
Charles L. Barancik	15989	15989	0
Richard and Anne Davidovich	3620	3620	0
Patrice Derrington	260	260	0
Interpool Inc.	7239	7239	0
Judith O. Liff	23984	23984	0
Massachusetts Institute of Technology	61227	61227	0
Massachusetts Institute of Technology Retirement Plan	39516	39516	0
Merriman Family Partnership LP	7239	7239	0
David Rockefeller	466528	466528	0
Michael D. Rose	7239	7239	0
Strategic Hotel Capital, Incorporated Employee Investment Partnership	955	955	0
UBS Financial Services Inc.	7239	7239	0
James R. Bronkema Trust	5836	5636	0
EC Holdings	55789	55789	0
ECW Investor Associates	116060	116060	0
Portman Family Trust	26694	26694	0
George M. Topliff	434	434	0
Melvyn R. Regal	3620	3620	0